Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-43311, 333-147491, 333-142462, 33-29220, and 33-54104) and on Form S-8 (Nos. 33-32439, 2-80883, 33-52069, 333-58248, 333-40536, 33-49646, 333-37210, 333-104279, 333-135088 and 333-147801) of Old Republic International Corporation of our reports dated February 27, 2009 relating to the financial statements, the effectiveness of internal control over financial reporting, and financial statement schedules which appear in this Form 10-K.

                                                        /s/ Pricewaterhouse Cooopers LLP

Chicago, Illinois
February 27, 2009